Exhibit F

                              Troutman Sanders LLP
                                Attorneys At Law
                              Bank of America Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                  404-885-3000

September 5, 2000


Securities and Exchange Commission
Washington, DC  20549

RE:      The Southern Company
         Statement on Form U-1
         File No. 70-9035

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 referred to above and are furnishing this opinion with respect to the proposed granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock and the issuance and sale by The Southern Company ("Southern") of additional shares of its common stock, par value $5 per share, pursuant to the Southern Company Performance Stock Plan (the "Plan"), as described in such statement on Form U-1.

         We are of the opinion that Southern is a validly organized and duly existing corporation under the laws of the State of Delaware and that, upon the issuance of your order or orders herein and upon compliance with the applicable provisions of the Securities Act of 1933, as amended, and the securities or "Blue Sky" laws of any jurisdiction applicable thereto and in the event that the proposed transactions by Southern are consummated in accordance with the terms of the Plan and such order or orders:

         (a) all State laws applicable to the proposed transactions by Southern will have been complied with;

         (b) the shares of common stock of Southern which are proposed to be issued and sold pursuant to the Plan will be validly issued, fully paid and non-assessable shares of common stock of Southern and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Certificate of Incorporation of Southern, as amended, defining such rights and privileges; and


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Securities and Exchange Commission
September 5, 2000
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         (c) the consummation of the proposed transactions by Southern will not violate the legal rights of the holders of any securities issued by Southern or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the filing of such statement on Form U-1.

                                                     Very truly yours,

                                                     /s/ Troutman Sanders LLP